_________________________________________________________________

                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                             FORM 8-K


                          CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported)
                         AUGUST 26, 1998



                         TOASTMASTER INC.
      (Exact name of Registrant as specified in its charter)


          MISSOURI               1-11007          43-1204566
(State or other jurisdiction  (Commission    (I.R.S. Employer
of incorporation)             File Number)    Identification No.)


1801 NORTH STADIUM BOULEVARD, COLUMBIA, MISSOURI 65202
     (Address of principal executive offices)     (Zip Code)


                          (573) 445-8666
        Registrant's telephone number, including area code



_________________________________________________________________
  (Former name or former address, if changed since last report)


_________________________________________________________________

ITEM 5.   OTHER EVENTS

     Toastmaster Inc. (the "Company") issued a press release on August 27, 1998 (a copy of which is attached hereto as Exhibit
99.1 and is incorporated herein by reference), announcing execution of an Agreement and Plan of Merger (the "Merger Agreement"; attached hereto as Exhibit 2.1 and incorporated herein by reference) providing for the merger of a wholly-owned subsidiary ("Acquisition Sub") of Salton/Maxim Housewares, Inc. ("Salton-Maxim") with and into the Company (the "Merger"). As a result of the Merger, the outstanding shares of common stock of the Company will be converted into the right to receive $7.00 in cash and the Company will become a wholly-owned subsidiary of Salton-Maxim and will continue to be named Toastmaster Inc. The proposed Merger represents the culmination of the Company's consideration and pursuit over several years, with assistance from its financial advisor, Credit Suisse First Boston Corporation, of strategic alternatives to maximize shareholder value, including the possible sale of the Company. The Company had discussed the sale of the Company with several potential buyers, and had contacted numerous strategic and financial buyers, during this process.

     In connection with the Merger Agreement, Robert H. Deming, Chairman of the Board and Chief Executive Officer of the Company, Daniel J. Stubler, President and Chief Operating Officer of the Company, John E. Thompson, Executive Vice President and Chief Financial Officer of the Company, and certain relatives and related trusts, entered into a Stockholders Agreement with Salton-Maxim (the "SM Stockholders Agreement"). The SM Stockholders Agreement grants the option to Salton-Maxim to purchase all, but not less than all, of the 3,063,729 shares of common stock of the Company (representing 40.57% of the Company's outstanding shares) owned by such persons at a price of $7.00 per share. That option is not permitted to be exercised unless, among other things, all of the conditions set forth in
Section VII of the Merger Agreement have been satisfied or waived. Those conditions include the approval of the Merger by the holders of at least two-thirds of the outstanding shares of the Company's common stock ("Company Shareholder Approval"). The Stockholders Agreement dated November 13, 1991 among the aforementioned shareholders and certain other shareholders was amended so that it will not apply to the grant or exercise of the aforementioned options or the Merger.

     The Merger Agreement prohibits the Company and its representatives from soliciting or initiating inquiries or proposals from, providing confidential information to, or participating in discussions or negotiations with third parties concerning a merger, sale of assets not in the ordinary course of business or other similar transaction involving the Company or any subsidiary or division of the Company, or the sale of any shares of, or any equity interest in, the Company or such subsidiaries (an "Acquisition Proposal"). The Company is, however, permitted to furnish information pursuant to an appropriate confidentiality agreement, and to participate in discussions or negotiations, with third parties regarding an Acquisition Proposal if (i) the Board of Directors of the Company concludes in good faith, after consultation with its financial advisor, that the third party has made a bona fide Acquisition Proposal for a transaction more favorable to the Company's shareholders from a financial point of view than the Merger, and
(ii) in the opinion of the Board of Directors, after receipt of advice from independent legal counsel to the Company, the failure to provide such information or access, or to engage in such discussions or negotiations, would cause the Board of Directors of the Company to violate its fiduciary duties to the Company's shareholders under applicable law (an Acquisition Proposal which satisfies clauses (i) and (ii) is referred to as a "Superior Proposal").

     The Company may withdraw or modify its approval of the Merger Agreement, approve or recommend a Superior Proposal or enter into an agreement with respect to a Superior Proposal at any time after the second business day after receipt of written notice by Salton-Maxim that the Company has received a Superior Proposal and specifying the material terms thereof and identifying the person making such Superior Proposal. However, the Company is not permitted to enter into an agreement with respect to a Superior Proposal unless it has given such notice two business days in advance of entering into such an agreement and has caused its financial and legal advisors to negotiate with Salton-Maxim to make such amendments to the terms and conditions of the Merger Agreement as would make it at least as favorable to the Company's shareholders from a financial point of view as the Superior Proposal (without taking into account Salton-Maxim's options under the SM Stockholders Agreement), except that the Company is not required to make such amendments if the Company's Board of Directors determines in good faith that the transactions contemplated by the Merger Agreement as so amended are not reasonably capable of being consummated.

     If the Company enters into an agreement with respect to a Superior Proposal, the Company is required to pay Salton-Maxim a termination fee of $2.0 million and Salton-Maxim's actual out-of-pocket expenses incurred in connection with the Merger of up to $750,000 (such termination fee and expenses are collectively referred to as the "Termination Amount"). The Termination Amount is also payable by the Company to Salton-Maxim if (i) the Company or Salton-Maxim terminates the Merger Agreement because the Company Shareholder Approval is not obtained, or (ii) Salton-Maxim terminates the Merger Agreement because the Company's Board of Directors failed to recommend that the Company's shareholders give the Company Shareholder Approval or shall have withdrawn or modified in manner adverse to Salton-Maxim its approval or recommendation with respect to the Merger.

     In connection with the Merger Agreement, the Supplemental Executive Retirement Plan covering Messrs. Deming, Stubler and Thompson was amended in various respects, including (i) providing for the transfer of assets from the Rabbi Trusts to the Secular Trusts with respect thereto and, (ii) making a one-time payment with respect to funding of the payment obligations thereunder and terminating future funding obligations, in each case in the event of a change of control of the Company such as the Merger. In addition, an Indemnification Agreement was entered into between such persons and the Company to ensure that the amount each of these persons will receive under all compensation arrangements with the Company will not be reduced by any excise tax, in the event any of such payments are considered to be "excess parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended, or any gross-up payment made to reimburse them for any income or other tax imposed with respect to such indemnification payments.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.  The following Exhibits are filed with this report:

Exhibit No.         Description

     2.1       Agreement and Plan of Merger, dated August 26,
               1998, among Salton-Maxim Housewares, Inc.,
               Columbia Acquisition Corp. and Toastmaster Inc.

     10.1      Stockholders Agreement, dated as of August 26,
               1998, between Salton-Maxim Housewares, Inc. and the shareholders of Toastmaster Inc. identified therein.

     10.2 Indemnification Agreement, dated August 26, 1998, between Toastmaster Inc., Robert H. Deming, Daniel
               J. Stubler, and John E. Thompson.

     10.3      Amendment to Stockholders' Agreement, dated August
               26, 1998, among Toastmaster Inc. and the shareholders of Toastmaster Inc. identified therein.

     10.4      Amendment to Toastmaster Inc. Supplemental
               Executive Retirement Plan, dated August 26, 1998, by Toastmaster Inc., together with the Employee
               Consents to Amendments to SERP by the officers and directors identified therein.

     10.5 Amendment to Toastmaster Inc. Supplemental Executive Retirement Plan II, dated August 26, 1998, by Toastmaster Inc., together with the Employee Consents to Amendment to SERP II by the officers and directors identified therein.

     99.1      Press Release, issued August 27, 1998.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   TOASTMASTER INC.


                                   By: /s/ John E. Thompson
                                      John E. Thompson
                                      Executive Vice President
                                      Chief Financial Officer


Date:     August 28, 1998